UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ALIM	The NASDAQ Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Russell Skibsted

On December 28, 2023, Alimera Sciences, Inc., a Delaware corporation (the “Company”), determined that Russell Skibsted’s last day of employment as the Chief Financial Officer of the Company was December 31, 2023. On January 3, 2024, the Company entered into a separation and release agreement with Mr. Skibsted that provides for severance benefits in exchange for a release of claims in favor of the Company, consistent with the terms of a termination without cause under Mr. Skibsted’s employment agreement dated January 9, 2023 (the “Separation Agreement”). The Board of Directors of the Company approved the terms of the Separation Agreement on December 28, 2023. Mr. Skibsted’s termination is not due to any disagreement with the Company’s management team or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company or any issues regarding the Company’s accounting policies or practices.

The description of the Separation Agreement is qualified by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Employment Agreement with Elliot Maltz

On January 2, 2024 (the “Effective Date”), the Company entered into an Employment Agreement with Elliot Maltz (the “Employment Agreement”), pursuant to which Mr. Maltz will serve as the Company’s Chief Financial Officer. A copy of the press release announcing Mr. Maltz’s appointment, and the associated departure of Mr. Skibsted, is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The Employment Agreement provides that Mr. Maltz will be entitled to receive an annual base salary of $350,000. In addition, beginning on the Effective Date, Mr. Maltz is eligible to participate in the Company’s Management Cash Incentive Program. His initial target annual bonus amount will be up to 40% of his annual base salary and may not be reduced to an amount below 40% of his then-current base salary.

On the Effective Date, pursuant to the Employment Agreement, Mr. Maltz was granted a one-time inducement nonstatutory stock option entitling him to purchase up to 75,000 shares of Common Stock (the “Sign-On Option”) pursuant to the terms and conditions of a standalone stock option agreement outside of the Company’s 2023 Equity Incentive Plan and attached hereto as Exhibit 10.3. The exercise price per share subject to the Sign-On Option was $4.32, the closing price per share of the Common Stock on December 29, 2023 (the closing price on the business day immediately preceding the grant date). This nonstatutory stock option was agreed to and granted as an inducement material to Mr. Maltz entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Subject to the approval of the Compensation Committee, Mr. Maltz will receive two additional inducement grants:

•	A grant of 75,000 restricted stock units (the “RSUs”). The RSUs are subject to the following vesting schedule: 25% of the grant will become vested and exercisable on the first anniversary of the Effective Date, and the remaining portion of the grant will become vested and exercisable, as applicable, in equal monthly installments over the following thirty-six (36) months, subject to Mr. Maltz’s continuous employment with the Company on each such vesting date.

•	A grant of 75,000 performance stock units (the “PSUs”), the vesting of which will be conditioned on the satisfaction of certain performance metrics as further described in the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Maltz will also receive all other benefits generally available to the Company’s executive officers.

Mr. Maltz’s employment with us is “at will.” The Employment Agreement provides certain severance benefits, including cash severance and vesting acceleration upon the occurrence of certain defined events, as described below, in each case, subject to Mr. Maltz’s execution and non-revocation of a release of claims.

•	If the Company terminates Mr. Maltz’s employment without “cause” or if Mr. Maltz resigns for “good reason” (each as defined in the Employment Agreement), then Mr. Maltz will be eligible to receive the following severance payments: (i) (A) if termination occurs prior to Mr. Maltz’s completion of 6 months of continuous employment with the Company, a cash severance payment equal to Mr. Maltz’s earned but unpaid annual base salary, if any, (B) if termination occurs between 6 and 12 months’ completion of continuous employment with the Company, a cash severance payment equal to the sum of Mr. Maltz’s (1) earned but unpaid annual base salary, if any, and (2) 50% of Mr. Maltz’s then-current annual base salary, payable in 6 equal monthly installments, (C) if termination occurs between 12 and 24 months’ completion of continuous employment with the Company, a cash severance payment equal to the sum of Mr. Maltz’s (1) earned but unpaid salary, if any, and (2) 75% of Mr. Maltz’s then-current annual base salary payable in 9 equal monthly installments, and (D) if termination occurs at any time after Mr. Maltz’s completion of 24 months of continuous employment with the Company, a cash severance payment equal to the sum of Mr. Maltz’s (1) earned but unpaid salary, if any, and (2) 100% of Mr. Maltz’s then-current annual base salary, payable in 12 equal monthly installments; (ii) earned bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination; (iii) COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof) for the corresponding 6-, 9- or 12-month periods following the termination, as applicable, or, if earlier, until Mr. Maltz is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer; and (iv) 12 months of additional vesting for any time-based vesting equity grants that are outstanding and unvested as of the termination date.

•	If the Company terminates Mr. Maltz’s employment without cause or if Mr. Maltz resigns for good reason, in each case, at any time within three months before and 12 months after a change in control of the Company, then Mr. Maltz will be eligible to receive the following severance payments and benefits: (i) a cash severance payment equal to 100% of the sum of Mr. Maltz’s (A) annual base salary and (B) target annual bonus for the fiscal year of termination, payable in 12 equal monthly installments, (ii) annual bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination, (iii) 18 months of COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof), (iv) 100% vesting acceleration of any time-based vesting equity grants that are outstanding and unvested as of the termination date, and (v) 100% vesting acceleration of any of Mr. Maltz’s PSUs that are outstanding and unvested for the measurement year in which the change in control occurs if the trajectory of the revenue for the year is on pace to exceed the revenue target in the year of the change in control as of the date of the change in control (as further described in the Employment Agreement).

•	If Mr. Maltz’s employment is terminated due to a disability or in the event of his death, Mr. Maltz (or his estate, as applicable) will be eligible to receive the following payments and benefits: (i) base salary through the end of the month of termination or death (as applicable), (ii) bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination or death (as applicable), (iii) 12 months of COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof), and (iv) 100% vesting acceleration of equity grants that are outstanding and unvested as of the termination date or date of death (as applicable).

The description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated January 2, 2024, by and between Alimera Sciences, Inc. and Russell Skibsted
10.2	Employment Agreement, dated as of January 2, 2024, by and between Alimera Sciences, Inc. and Elliot Maltz
10.3	Inducement Stock Option Agreement, dated as of January 2, 2024, by and between Alimera Sciences, Inc. and Elliot Maltz (Non-Plan Inducement Award)
99.1	Press Release, dated as of January 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALIMERA SCIENCES, INC.

Date: January 4, 2024	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Executive Officer